December 1, 2019

Harbor Funds Distributors, Inc.

111 South Wacker Drive, 34th Floor

Chicago, Illinois 60606-4302

Re:	Distribution Agreement (the “Agreement”)

Ladies and Gentlemen:

Attached is an amendment to the Agreement dated July 1, 2013, as amended, between Harbor Funds (the “Trust”) and you. Pursuant to §15 of the Agreement, the Trust proposes that the Agreement be amended to replace Exhibit A to the Agreement which lists all of the series of the Trust which are included in and are covered by the Agreement.

Please indicate your acceptance of the foregoing by executing the two originals of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,

Harbor Funds

By:
Erik D. Ojala
Chief Compliance Officer

Agreed and Accepted:
Harbor Funds Distributors, Inc.

By:
Charles F. McCain
Chief Executive Officer

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.

EXHIBIT A

Domestic Equity Funds:

1.	Harbor Capital Appreciation Fund
2.	Harbor Strategic Growth Fund
3.	Harbor Large Cap Value Fund
4.	Harbor Mid Cap Growth Fund
5.	Harbor Mid Cap Fund
6.	Harbor Mid Cap Value Fund
7.	Harbor Small Cap Growth Fund
8.	Harbor Small Cap Growth Opportunities Fund
9.	Harbor Small Cap Value Opportunities Fund
10.	Harbor Small Cap Value Fund

International and Global Equity Funds:

11.	Harbor International Fund
12.	Harbor Diversified International All Cap Fund
13.	Harbor Overseas Fund
14.	Harbor Focused International Fund
15.	Harbor International Growth Fund
16.	Harbor International Small Cap Fund
17.	Harbor Global Leaders Fund
18.	Harbor Emerging Markets Equity Fund

Fixed Income Funds:

19.	Harbor Convertible Securities Fund
20.	Harbor High-Yield Bond Fund
21.	Harbor High-Yield Opportunities Fund
22.	Harbor Core Bond Fund
23.	Harbor Bond Fund
24.	Harbor Real Return Fund

Money Market Fund:

25.	Harbor Money Market Fund

Target Retirement Funds:

26.	Harbor Target Retirement Income Fund
27.	Harbor Target Retirement 2015 Fund
28.	Harbor Target Retirement 2020 Fund
29.	Harbor Target Retirement 2025 Fund
30.	Harbor Target Retirement 2030 Fund
31.	Harbor Target Retirement 2035 Fund
32.	Harbor Target Retirement 2040 Fund
33.	Harbor Target Retirement 2045 Fund
34.	Harbor Target Retirement 2050 Fund
35.	Harbor Target Retirement 2055 Fund

P.O. Box 804660 | Chicago, Illinois 60680-4108

800-422-1050 | www.harborfunds.com

Distributed by Harbor Funds Distributors, Inc.